UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2007

SECURITY BANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4219 Forsyth Road

Macon, Georgia 31210

(Address of Principal Executive Offices, including Zip Code)

(478) 722-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 20, 2007, the Board of Directors of Security Bank Corporation adopted a new Code of Conduct and Ethics, which applies to all employees, officers and directors of Security Bank Corporation. The new Code of Conduct and Ethics revises the financial reporting requirements to include record keeping and accounting. The Code of Conduct and Ethics states that all officers, employees and directors share responsibility for maintaining and complying with required internal controls and disclosure controls. In addition, the new Code of Conduct and Ethics requires that all reporting accurately and clearly represent the relevant facts or the true nature of the transactions and that records be retained according to the record retention policy.

The Code of Conduct and Ethics, as amended, will be posted on Security Bank Corporation’s website at www.securitybank.net. Additionally, a copy of Code of Conduct and Ethics is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein. The foregoing description of the Code of Conduct and Ethics does not purport to be complete and is qualified in its entirety by reference to Exhibit 14.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

14.1	Security Bank Corporation Code of Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Dated: March 23, 2007	By:	/s/ H. Averett Walker
H. Averett Walker President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

14.1	Security Bank Corporation Code of Conduct and Ethics